Exhibit 10.1

85 Willow Road Menlo Park, CA 94025 www.robinhood.com

March 15, 2023

Gretchen Howard

c/o last address on file with the Company

Dear Gretchen:

This letter agreement memorializes the terms of our discussions regarding your transitional employment with Robinhood Markets, Inc. (“Robinhood” or the “Company”). From April 3, 2023 until January 1, 2024 (the “Advisory Period”), you will remain employed by the Company as a Special Advisor reporting to the Chief Executive Officer (or his designee). During the Advisory Period, you will no longer serve as an executive officer of the Company and will assist with the transition of your role and responsibilities and provide assistance on projects as reasonably requested by the Chief Executive Officer (or his designee). During the Advisory Period, your compensation will remain unchanged from current levels and you will remain eligible (a) to participate in Robinhood’s benefit plans pursuant to the terms of those plans and (b) to continue vesting in the Company equity-based awards that you hold, subject to the terms and conditions of the Company’s equity compensation plan and the applicable award agreements. Your employment remains at will.

For the avoidance of doubt, during the Advisory Period, you will be required to continue to comply with all Company policies, including without limitation, your Proprietary Information and Inventions Agreement with the Company, the Robinhood Employee Handbook, and the Robinhood Code of Conduct.

This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company will be governed by California law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in Santa Clara County, California in connection with any such dispute or any claim related to any such dispute.

[Signature page follows]

ROBINHOOD MARKETS, INC., by

/s/ Vladimir Tenev
Name: Vladimir Tenev Title: Chief Executive Officer and President

Accepted and agreed:

/s/ Gretchen Howard
Gretchen Howard